Exhibit 10.10

RBC Bank	Intercreditor Agreement

THIS INTERCREDITOR AGREEMENT (“Agreement”) is entered into as of October 31, 2011 by and among AMERICAN CHARTERED BANK (“American Chartered”), with a mailing address as set forth below, RBC BANK (USA) (“Bank”), with a mailing address of Post Office Box 1220, Rocky Mount, North Carolina 27802-1220, and consented and agreed to by GES - PORT CHARLOTTE LLC (“Borrower”), with a mailing address of 16810 Kenton Drive, Suite 240, Huntersville, North Carolina 28078 LIME ENERGY CO. and LIME ENERGY ASSET DEVELOPMENT, LLC (“Lime Development”)(collectively, “Guarantor”), with a mailing address of 16810 Kenton Drive, Suite 240, Huntersville, North Carolina 28078. American Chartered, Bank, Borrower and Guarantor each a “party” and collectively the “parties”.

Guarantor is, directly or indirectly, indebted or otherwise obligated or in the future may become, directly or indirectly, indebted or otherwise obligated to American Chartered, (all of such indebtedness and obligations, of whatever nature and kind, and the evidences thereof, if any, including all amendments, modifications, substitutions and replacements, severally and collectively, “American Chartered Obligations”).  Some or all of the American Chartered Obligations are secured by liens and security interests in some or all of the assets now owned or in the future owned by Guarantor, or in which Guarantor now has an interest or in the future may have an interest.  All notes, deeds of trust, security agreements, guaranty agreements, pledge agreements, negative pledge agreements and other documents now or hereafter evidencing the American Chartered Obligations, including all amendments, modifications, substitutions and replacements, severally and collectively, “American Chartered Loan Documents”).

Borrower is, directly or indirectly, indebted or obligated or in the future may become, directly or indirectly, indebted or obligated to Bank pursuant to a Loan Agreement of even date herewith between Borrower and Bank (all of such indebtedness and obligations under the Loan Agreement and any other documents or instruments now or hereafter executed or delivered in connection therewith, of whatever nature and howsoever evidenced, including all amendments, modifications, substitutions and replacements, severally and collectively, “Bank Obligations”). The Bank Obligations are unconditionally guaranteed by, among others, the Guarantor pursuant to a Continuing Guaranty Agreement dated on or about October 31, 2011 (all amendments, modifications, substitutions and replacements thereto being called the “Guaranty”).  The Guaranty is unsecured.  All notes, deeds of trust, security agreements, guaranty agreements, pledge agreements, negative pledge agreements and other documents now or hereafter evidencing the Bank Obligations, including the Guaranty, including all amendments, modifications, substitutions and replacements, severally and collectively, “Bank Loan Documents”).

It is a condition of the American Chartered Loan Documents that American Chartered consent to the Guaranty and the Bank Loan Documents to which each Guarantor is a party to, and American Chartered has agreed to consent to the Guaranty and the Bank Loan Documents to which each Guarantor is a party to, on the condition that this Agreement be executed and delivered by the parties hereto.

NOW, THEREFORE, for and in consideration of the foregoing, of the mutual promises herein contained, and for other good and valuable consideration, the receipt and independent sufficiency of which are hereby acknowledged by all parties hereto, the parties agree as follows:

Notice

Bank agrees that it will provide American Chartered with not less than 30 days prior written notice before it takes any action to enforce its rights against either Guarantor under any Bank Loan Document to which a Guarantor is a party.  Bank further agrees that it will provide American Chartered with not less than 60 days prior written notice before (i) it increases the principal amount defined in the paragraph titled in the Guaranty as the “Limited $ Guaranty” or (ii) securing the Guaranty.  Notwithstanding the foregoing, such notice requirement shall be waived immediately upon any of the following events:  (i) the filing of any insolvency proceeding against Guarantor or (ii) upon American Chartered taking any actions under the American Chartered Loan Documents to enforce its rights against the Guarantor.  All notices and other communications under this Agreement will be deemed given three business days after mailing by registered or certified mail, postage prepaid, return receipt requested or on the business day following delivery to a nationally recognized overnight courier, addressed to the addresses of the parties as set forth in this Agreement.  Any party hereto may, be written notice given hereunder to the other parties hereto, designate a different address where communications should be sent, or for communications to be sent electronically or in some other non-tangible medium.  Notices to American Chartered should be sent to the following address:  American Chartered Bank, 450 E. Higgins Road, Elk Grove Village, Illinois 60007, Attn:  William D. Provan, Telephone:  (847) 956-3930, Facsimile:  (847) 956-2181.

Consent.

American Chartered hereby consents to the following documents, as in effect on the date hereof:  (i) the Guaranty, (ii) that certain Pledge, Assignment and Security Agreement by Lime Development in favor of the Bank, (iii) that certain Hazardous Substances Indemnity Agreement made by Borrower and Guarantor in favor of Bank and (iv) this Agreement.  American Chartered hereby agrees that each Guarantor’s execution, delivery and performance of each such document as in effect on the date hereof is hereby expressly consented to by American Chartered for all purposes of the American Chartered Loan Documents.

General

The Recitals are a part of this Agreement.

Any amendment or modification of this Agreement must be joined in by Bank and American Chartered in order for such amendment or modification to be binding on either or both of them; it being understood and agreed that the joinder of Borrower or Guarantor is not necessary to the effectiveness of any amendment or modification as to Bank, American Chartered or Borrower or Guarantor.

Except as provided herein to the contrary, all notices hereunder will be deemed given when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth herein, provided any party to this Agreement may, by written notice to the other parties, designate a different address where communications should be sent.

This Agreement will be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to conflict of law provisions.

The terms of this Agreement will be binding upon and inure to the benefit of the heirs, successors and assigns of Bank, American Chartered, Borrower and Guarantor.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument.

In this Agreement: (1) words in the neuter mean and include correlative words of the feminine and masculine genders and words importing the singular numbered meaning include the plural number, and vice versa; (2) words importing “persons” will include individuals as well as corporations and other organizations; (3) the use of the terms “including” or “included in” are not intended to be limiting, but will mean, “but not limited to”; and (4) the phrase “costs and expenses” will include the reasonable fees of attorneys and other service providers, and will include intangible personal property taxes, documentary stamp taxes, excise taxes and other similar taxes.

Borrower and Guarantor each join in the execution of this Agreement to consent to, acknowledge and agree to be bound by, its terms, and to agree to the rights and remedies of Bank herein created, including the right of Bank and American Chartered to amend or modify this Agreement without the joinder of Borrower or Guarantor.

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IN WITNESS WHEREOF, the parties have caused this agreement to be executed under “SEAL” with authority duly obtained, as of the date first written above.

AMERICAN CHARTERED:

AMERICAN CHARTERED BANK

By:	/s/ William D. Provan	(SEAL)
Name: William D. Provan
Title: Group Senior Vice President

BANK:

RBC BANK (USA)

By:	/s/ Brendan McGuire	(SEAL)
Name: Brendan McGuire
Title: Sr. Vice President - KBI

BORROWER:

GES — PORT CHARLOTTE, LLC
By:	Lime Energy Asset Development, LLC, its sole member and manager

	By:	/s/ Jeffrey Mistarz	(SEAL)
Name: Jeffrey Mistarz
Title: Treasurer

GUARANTOR:

Lime Energy Asset Development, LLC

By:		/s/ Jeffrey Mistarz	(SEAL)
Name: Jeffrey Mistarz
Title: Treasurer

Lime Energy Co.

By:		/s/ Jeffrey Mistarz	(SEAL)
Name: Jeffrey Mistarz
Title: Chief Financial Officer